CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 10, 2005 accompanying the financial statements of Insured Municipals Income Trust, Series 29 as of December 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 27 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              GRANT THORNTON LLP


Chicago, Illinois
April 25, 2005